[INTERNET CAPITAL GROUP LOGO]

FOR IMMEDIATE RELEASE

Investor inquiries:
Karen Greene
Internet Capital Group
Investor Relations
610-727-6900
IR@internetcapital.com

    INTERNET CAPITAL GROUP ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2003
    - Company Retires More Than 25% of Outstanding Debt Since Second Quarter
              - Private Core Companies Achieve Operating Milestone

Wayne, Pa - November 6, 2003 - Internet Capital Group, Inc. (Nasdaq: ICGE) today reported its results for the third quarter ended September 30, 2003.

"We are pleased to report the meaningful progress we've made recently in driving partner company progress and strengthening our balance sheet," said Walter Buckley, ICG's chairman and CEO. "Since the second quarter we were able to retire $73 million of our convertible debt, which also increased our stockholders' equity."

RETIREMENT OF CONVERTIBLE NOTES

Since July 1, 2003, in a number of transactions, the Company exchanged, or entered into agreements to exchange, $73.3 million of its 5.5% convertible notes in exchange for 96.3 million shares of common stock. The exchanges reduce the outstanding balance of the Company's notes, due December 2004, to $197.8 million as of November 5, 2003.

Under Statement of Financial Accounting Standards No. 84, "Induced
Conversions of Convertible Debt", the Company is required to record a non-cash accounting expense equal to the fair value of shares issued in excess of the fair value of shares issuable pursuant to the original conversion terms. Such expense amounted to $30.4 million during the three months ended September 30, 2003, which is offset by an increase to stockholders' equity.

ICG FINANCIAL RESULTS

The Company reported a net loss for the quarter of $(35.7) million, or $(0.12) per share, versus net income of $12.8 million, or $0.05 per share, for the corresponding 2002 period. The 2003 period was negatively impacted by the $30.4 million non-cash accounting charge associated with the aforementioned debt for equity exchanges offset by $8.8 million in restructuring reserve reversals and other gains. The 2002 period was positively impacted by $48.2 million in gains associated with the cash repurchase of convertible notes offset by $6.0 million in impairment and other charges. ICG reported consolidated GAAP revenue of $22.2 million for the quarter, versus $27.3 million for the comparable 2002 period. The decrease is due to lower software and services revenue, the deconsolidation of two partner companies and the disposition of a product line by a third partner company.

                                     - more-

ICG Announces Third Quarter 2003 Results

For the nine-month period ended September 30, 2003, ICG reported a net loss of $(79.5) million, or $(0.29) per share versus a net loss of $(62.0) million, or $(0.22) per share for the corresponding 2002 period. ICG reported consolidated GAAP revenue of $71.2 million for the nine months ended September 30, 2003 versus $77.7 million for the corresponding 2002 period.

PRIVATE CORE COMPANY RESULTS

In an effort to illustrate macro trends within its private Core companies, ICG provides an aggregation of revenue and net loss figures reflecting 100% of the revenue and Aggregate EBITDA for these companies. The Company has consistently defined Aggregate EBITDA for these purposes as earnings/(losses) before interest, tax, depreciation and amortization and excluding stock-based compensation, restructuring charges and impairments ("Aggregate EBITDA"). ICG does not own its Core companies in their entirety and, therefore, this information should be considered in this context. Aggregate revenue and Aggregate EBITDA, in this context, represent certain of the financial measures used by the Company's management to evaluate the performance for Core companies. The Company's management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate private Core companies' current and future prospects in a similar manner as the Company's management. A reconciliation to the most comparable GAAP measure is included as an attachment to this release.

For the first time in the Company's history, ICG's private Core companies achieved positive Aggregate EBITDA, reporting a total of $2.8 million for the quarter as compared with a $(3.3) million Aggregate EBITDA loss in the second quarter of 2003 and a $(6.4) million Aggregate EBITDA loss in the third quarter of 2002.

Aggregate revenue for ICG's private Core companies was $96 million for the quarter, or a 4% increase over aggregate revenue of $92 million during the second quarter of 2003, and a 6% increase over the third quarter of 2002 revenue of $90 million.

For the quarter, ICG's private Core companies also reported an aggregate $(15) million net loss as compared with a $(14) million net loss in the second quarter of 2003 and a $(17) million net loss in the third quarter of 2002.

"This quarter, the private Core group reported revenue growth and record Aggregate EBITDA, achieving the milestone of positive Aggregate EBITDA, and demonstrating progress against our primary goal of driving growth and profitability at our Core companies. We expect to see continued progress at our partner companies in the fourth quarter," added Buckley.

CAPITAL ALLOCATION

As of September 30, 2003, cash on an ICG corporate basis totaled $56 million compared with $65 million at the end of the second quarter of this year. Partner company fundings in the third quarter were $3 million, versus $10 million for the prior period. As of November 5, 2003, ICG's cash totaled $55 million on a corporate basis.

ICG will host a webcast at 5:00 pm ET today to discuss results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investors/presentations and click on the link for the third quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 877-211-0292. The international dial in number is 706-679-0702. The pass code to the call is "Third Quarter Earnings."

For those unable to participate in the conference call, a replay will be available beginning November 6, 2003 at 8:00 pm until November 13, 2003 at 11:59 pm. To access the replay dial 800-642-1687 (domestic) or 706-645-9291 (international). The access code is 3675437. The replay and slide presentation can also be accessed on the Internet Capital Group web site at http:// www.internetcapital.com/investors/presentations.

ABOUT INTERNET CAPITAL GROUP

Internet Capital Group, Inc. (http://www.internetcapital.com) is an information technology company actively engaged in delivering software solutions and services designed to enhance business operations by increasing efficiency, reducing costs and improving sales results. ICG operates through a network of partner companies that deliver these solutions to customers. To help drive partner company progress, ICG provides operational assistance, capital support, industry expertise, access to operational best practices, and a strategic network of business relationships. Internet Capital Group is headquartered in Wayne, Pa.

                                     -### -

  SAFE HARBOR STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

           The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in additional partner companies, debt obligations, additional financing requirements, the effect of economic conditions generally and in the e-commerce and information technology markets specifically, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.
These and other factors may cause actual results to differ materially from those projected

                          INTERNET CAPITAL GROUP, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        Three Months Ended           Nine Months Ended
                                                                           September 30,                September 30,
                                                                     ------------------------    ------------------------
                                                                        2003          2002          2003          2002
                                                                     ----------    ----------    ----------    ----------
Revenue                                                              $   22,239    $   27,338    $   71,180    $   77,742

Operating Expenses
        Cost of revenue                                                  12,774        16,557        42,781        52,165
        Selling, general and administrative                              12,625        18,706        46,979        66,312
        Research and development                                          2,536         5,548        11,830        18,967
        Amortization of intangibles                                       1,584         2,883         5,760         9,114
        Impairment related and other                                     (7,030)        2,056        (4,851)       10,820
                                                                     ----------    ----------    ----------    ----------
          Total operating expenses                                       22,489        45,750       102,499       157,378
                                                                     ----------    ----------    ----------    ----------
                                                                           (250)      (18,412)      (31,319)      (79,636)
Other income (loss), net                                                (28,612)       44,297       (25,251)       96,632
Interest income                                                             257         1,177         1,071         3,537
Interest expense                                                         (4,348)       (5,425)      (13,638)      (19,237)
                                                                     ----------    ----------    ----------    ----------
Income (loss) before minority interest and equity loss                  (32,953)       21,637       (69,137)        1,296

Minority interest                                                           (33)        3,182         2,445        14,459
Equity loss                                                              (2,704)       (7,158)      (12,771)      (62,431)
                                                                     ----------    ----------    ----------    ----------
Income (loss) from continuing operations                                (35,690)       17,661       (79,463)      (46,676)
Loss on discontinued operations                                               -        (4,832)            -       (15,282)
                                                                     ----------    ----------    ----------    ----------
Net income (loss)                                                    $  (35,690)   $   12,829   $  (79,463)   $  (61,958)
                                                                     ==========    ==========    ==========    ==========

Basic and diluted income (loss) per share:
Income (loss) from continuing operations                             $    (0.12)   $     0.06    $    (0.29)   $    (0.17)
Discontinued operations                                                       -         (0.01)            -         (0.05)
                                                                     ----------    ----------    ----------    ----------
                                                                     $    (0.12)   $     0.05    $    (0.29)   $    (0.22)
                                                                     ==========    ==========    ==========    ==========

Shares used in computation of basic and diluted
  income (loss) per share                                               288,027       283,031       276,154       281,284
                                                                     ==========    ==========    ==========    ==========

                          INTERNET CAPITAL GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                     September 30,     December 31,
                                                                         2003              2002
                                                                     -------------     ------------
ASSETS
       Cash, cash equivalents and short-term investments             $      85,512     $    136,844
       Other current assets                                                 34,173           39,387
                                                                     -------------     ------------
            Total current assets                                           119,685          176,231
       Assets of discontinued operations                                     4,105            5,746
       Ownership interests in and
         advances to Partner Companies                                      55,335           71,732
       Goodwill                                                             56,469           60,584
       Available-for-sale securities                                         7,164           10,228
       Other assets                                                         24,061           41,725
                                                                     -------------     ------------
            Total Assets                                             $     266,819     $    366,246
                                                                     =============     ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
       Current liabilities                                           $      72,580     $    102,663
       Liabilities of discontinued operations                                4,105            5,296
       Minority interest and other liabilities                              14,303           26,819
       Convertible subordinated notes                                      223,189          283,114
                                                                     -------------     ------------
            Total Liabilities                                              314,177          417,892
       Stockholders' deficit                                               (47,358)         (51,646)
                                                                     -------------     ------------
            Total Liabilities and Stockholders' Deficit              $     266,819     $    366,246
                                                                     =============     ============

                          INTERNET CAPITAL GROUP, INC.
   RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP CONSOLIDATED RESULTS
                                 ($ IN MILLIONS)

                                                              1Q 02    2Q 02     3Q 02    4Q 02    1Q 03    2Q 03    3Q 03
                                                              -----    -----     -----    -----    -----    -----    -----
REVENUE

AGGREGATE PRIVATE CORE COMPANY REVENUE(a)                     $  80    $  86     $  90    $  95    $  87    $  92    $  96
     NON-CONSOLIDATED PARTNER COMPANIES                         (55)     (60)      (63)     (64)     (62)     (68)     (74)
                                                              -----    -----     -----    -----    -----    -----    -----
CONSOLIDATED REVENUE                                          $  25    $  26     $  27    $  31    $  25    $  24    $  22
                                                              =====    =====     =====    =====    =====    =====    =====

LOSS

AGGREGATE PRIVATE CORE COMPANY EBITDA(a) (b)                  $ (21)   $ (16)    $  (6)   $   -    $  (8)   $  (3)   $   3
      INTEREST, TAXES, DEPRECIATION, AMORTIZATION, STOCK
      BASED COMPENSATION AND NON-RECURRING ITEMS                (45)     (20)      (11)     (15)     (10)     (11)     (18)(c)
                                                              -----    -----     -----    -----    -----    -----    -----
AGGREGATE PRIVATE CORE COMPANY NET LOSS                       $ (66)   $ (36)    $ (17)   $ (15)   $ (18)   $ (14)   $ (15)(c)
      AMOUNT ATTRIBUTABLE TO OTHER SHAREHOLDERS                 (47)     (17)       (4)      (8)      (7)      (6)     (10)
                                                              -----    -----     -----    -----    -----    -----    -----
ICG'S SHARE OF NET LOSS OF PRIVATE CORE COMPANIES             $ (19)   $ (19)    $ (13)   $  (7)   $ (11)   $  (8)   $  (5)
ICG'S SHARE OF NET LOSS OF PUBLIC CORE COMPANIES                 (3)     (19)        -       (1)      (2)      (2)      (1)
ICG'S SHARE OF NET LOSS OF EMERGING AND DISPOSED COMPANIES      (14)      (3)       (4)       3       (1)       -        -
DISCONTINUED OPERATIONS                                          (5)      (5)       (5)       6        -        -        -
CORPORATE EXPENSES AND INTEREST EXPENSE, NET                    (14)     (13)       (9)     (17)      (9)      (9)      (8)
OTHER INCOME (LOSS), IMPAIRMENTS AND OTHER                       (7)      46        44      (24)       5       (7)     (22)
                                                              -----    -----     -----    -----    -----    -----    -----
CONSOLIDATED NET INCOME (LOSS)                                $ (62)   $ (13)    $  13    $ (40)   $ (18)   $ (26)   $ (36)
                                                              =====    =====     =====    =====    =====    =====    =====

(a)Total Private Core Company figures are based on the financial statements prepared by each partner company and, in some cases, adjustments and estimates by Internet Capital Group. In addition, these figures are preliminary in nature, are subject to change and may differ from previously reported figures as a result of, among other things, changes in the composition of the private core group of companies, changes to reported figures by each partner company for any necessary corrections, changes resulting from differing interpretations of accounting principles upon review by the Securities and Exchange Commission, or changes in accounting literature.

(b)The Company has consistently defined Aggregate EBITDA for these purposes as earnings/(losses) before interest, tax, depreciation and amortization and excluding stock based compensation, restructuring charges and impairments. EBITDA is a commonly used metric and is presented here to enhance understanding of our partner company operating results. EBITDA does not measure financial performance under GAAP and other companies may present similarly titled measures that are calculated differently. EBITDA is not an alternative to operating or net income/(loss), as determined in accordance with GAAP, as an indicator of performance, nor is it an alternative to cash flow from operations as determined in accordance with GAAP, as a measure of liquidity.

(c)Includes equity method companies' impairment and restructuring charges totaling approximately $6.0 million.

INTERNET CAPITAL GROUP, INC.

SEPTEMBER 30, 2003

DESCRIPTION OF TERMS FOR CONSOLIDATED STATEMENTS OF OPERATIONS AND SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENTS OF OPERATIONS

EFFECT OF VARIOUS ACCOUNTING METHODS ON OUR RESULTS OF OPERATIONS

The various interests that the Company acquires in its partner companies are accounted for under three methods: consolidation, equity method and cost method. The effect of a partner company's net results of operations on the Company's net results of operations is generally the same under either the consolidation method of accounting or the equity method of accounting, because under each of these methods only our share of the earnings or losses of a partner company is reflected in its net results of operations in the Consolidated Statements of Operations. The applicable accounting method is generally determined based on the Company's voting interest in a partner company.

CONSOLIDATION. Partner companies in which the Company directly or indirectly possesses voting control or those where the Company has effective control are generally accounted for under the consolidation method of accounting. Under this method, a partner company's accounts (revenue, cost of revenue, selling, general and administrative, research and development, impairment related and other, amortization of intangibles, other income (loss) and interest income/expense) are reflected within the Company's Consolidated Statements of Operations. Participation of other partner company stockholders in the earnings or losses of a consolidated partner company is reflected in the caption "Minority interest" in the Company's Consolidated Statements of Operations. Minority interest adjusts the Company's consolidated net results of operations to reflect only its share of the earnings or losses of the consolidated partner company. As of September 30, 2003, the Company accounted for 3 of its partner companies under this method.

EQUITY METHOD. Partner companies whose results the Company does not consolidate, but over whom it exercises significant influence, are generally accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors including, among others, representation on the partner company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the partner company, including voting rights associated with the Company's holdings in common, preferred and other convertible instruments in the partner company. Under the equity method of accounting, a partner company's accounts are not reflected within the Company's Consolidated Statements of Operations; however, its share of the earnings or losses of the partner company is reflected in the caption "Equity Loss" in the Consolidated Statements of Operations. As of September 30, 2003, the Company accounted for 14 of its partner companies under this method.

COST METHOD. Partner companies not accounted for under either the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of these companies is not included in the Company's Consolidated Statements of Operations. As of September 30, 2003, the Company accounted for 14 of its partner companies under this method.

SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF OPERATIONS

ICG'S SHARE OF NET LOSS OF CORE, EMERGING AND DISPOSED PARTNER COMPANIES

Represents ICG's share of the net loss of Core, Emerging and disposed Partner Companies accounted for under the consolidated and equity method of accounting.

DISCONTINUED OPERATIONS

During the three months ended December 31, 2002, two of the Company's consolidated Partner Companies, Delphion and Logistics, disposed of substantially all of their assets. Accordingly, the operating results of these two discontinued operations have been presented separately from continuing operations.

CORPORATE EXPENSES, OTHER INCOME (LOSS) AND IMPAIRMENTS

General and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group. Stock-based compensation is included and primarily consists of non-cash charges related to certain compensation arrangements.

This caption also includes cash and non-cash severance and other charges related to the restructuring of Internet Capital Group's operations to better align our general and administrative expenses with the reduction in the number of Partner Companies. The three months ended September 30, 2003 includes a gain of approximately $7.0 relating to the reversal of a restructuring reserve accrual settled for less than the original estimate. The three months ended September 30, 2002 includes $2.1 million in severance charges.

During the three months ended September 30, 2003 , the Company, in a number of transactions, exchanged $47.9 million of its 5.5 % convertible notes in exchange for 58.7 million shares of common stock. Under Statement of Financial Accounting Standards No. 84, "Induced Conversions of Convertible Debt", the Company is required to record a non-cash accounting expense equal to the fair value of shares issued in excess of the fair value of shares issuable pursuant to the original conversion terms. Such expense is calculated as follows:

Shares issued for debt exchanges                  58.7 million

Shares issuable pursuant to original terms          .4 million

Excess                                            58.3 million

Average stock price on date of exchanges       $ 0.526

Total value exchanged                          $  30.6 million

Accrued interest reversed                         (0.5)million

Debt issue costs expensed                          0.3 million

NET EXPENSE RECORDED IN Q3 2003                $  30.4 MILLION

Other income (loss), net for the three months ended September 30, 2003 consists primarily of the aforementioned loss on the debt for equity exchanges of $30.4 million offset by $1.8 million in gains primarily related to prior Partner Company dispositions. Other income (loss), net for the three months ended September 30, 2002 consists primarily of a gain on debt extinguishment of $48.2 million offset by losses of $3.9 principally related to a loss related to a write-down of the Company's available-for-sale securities.

                          INTERNET CAPITAL GROUP, INC.
              SCHEDULE OF OWNERSHIP INTERESTS IN PARTNER COMPANIES
                               SEPTEMBER 30, 2003

============================================================================
CORE PARTNER COMPANIES                                     PRIMARY OWNERSHIP
============================================================================
PUBLIC CORE
============================================================================
eMerge Interactive, Inc. (Nasdaq: EMRG)                         18%
Universal Access Global Holdings Inc. (Nasdaq: UAXS)             9%
Verticalnet, Inc. (Nasdaq: VERT)                                17%
============================================================================
PRIVATE CORE
============================================================================
Blackboard, Inc.                                                15%
CommerceQuest, Inc.                                             80%
CreditTrade Inc.                                                30%
eCredit.com, Inc.                                               42%
Freeborders, Inc.                                               48%
GoIndustry AG                                                   31%
ICG Commerce Holdings, Inc.                                     75%
Investor Force Holdings, Inc.                                   38%
iSky, Inc.                                                      25%
LinkShare Corporation                                           40%
Marketron International, Inc.                                   40%
OneCoast Network Holdings, Inc.                                 97%
StarCite, Inc.                                                  17%
Syncra Systems, Inc.                                            31%
============================================================================

============================================================================
EMERGING PARTNER COMPANIES                                 PRIMARY OWNERSHIP
============================================================================
Agribuys, Inc.                                                  27%
Anthem/CIC Ventures Fund LP                                      9%
Arbinet-thexchange Inc.                                          3%
Captive Capital Corporation                                      5%
ClearCommerce Corporation                                       11%
ComputerJobs.com, Inc.                                          46%
Co-nect Inc.                                                    36%
Emptoris, Inc.                                                   9%
Entegrity Solutions Corporation                                  2%
FuelSpot.com, Inc.                                               9%
Jamcracker, Inc.                                                 2%
Mobility Technologies, Inc.                                      3%
Onvia.com, Inc. (Nasdaq:ONVI)                                   22%
Tibersoft Corporation                                            5%
============================================================================